Exhibit 99.1

PR Contact: Adam Handelsman Lippert/Heilshorn & Assoc. ahandelsman@lhai.com (212) 201-6622	IR Contact: Jody Burfening Lippert/Heilshorn & Assoc. jburfening@lhai.com (212) 838-3777

GlobalOptions Group Agrees to Sell its
Forensic DNA Solutions and Products Unit to LSR Acquisition Corp.

NEW YORK, August 12, 2010 – GlobalOptions Group, Inc. (NASDAQ: GLOI), a leading provider of domestic and international risk management services, has entered into a definitive agreement to sell the stock of Bode Technology Group, its Forensic DNA Solutions and Products subsidiary and reporting segment to LSR Acquisition Corp. for a total consideration of up to $30.5 million.

The total aggregate consideration consists of (i) a $24.5 million fixed portion in cash at closing, (ii) contingent consideration based on 30% of revenues in excess of $27.0 million recognized for a period of one year from the closing, with total contingent consideration not to exceed $5.5 million, and (iii) $0.5 million in the event that the buyer makes a certain tax election. LSR Acquisition Corp. is a privately-held company based in New York that will operate three business segments:  Security and Intelligence, Identity Solutions, and Situational Awareness. The transaction, which is subject to shareholder approval, is expected to close in the fourth quarter.

Selling the Forensic DNA Solutions and Products unit, known as Bode Technology Group  completes the process of unlocking value at GlobalOptions Group and caps the evaluation of strategic and financial alternatives that we have been conducting for the past several months in order to maximize shareholder value,” said Dr. Harvey W. Schiller, Chairman and CEO of GlobalOptions Group. “As previously stated, subject to satisfaction of and compliance with existing contractual and banking obligations, and appropriate reserves, we currently intend to return the net proceeds from the sales of the SafirRosetti, Preparedness Services and Fraud and Special Investigations divisions  and now the Forensic DNA Solutions and Products unit to our stockholders.”

On behalf of LSR Acquisition Corp, Bart M. Schwartz stated, “We are delighted to enter into a definitive agreement with GlobalOptions Group to acquire Bode Technology Group as we build out our client centric businesses. Bode met or exceeded all of our criteria including being excellent in what they do, providing a profitable platform for growth, possessing a capable and experienced staff and enjoying established and trusted relationships with significant clients.”

Needham & Company, LLC served as financial advisor to GlobalOptions Group on this transaction.

GlobalOptions Group
GlobalOptions Group (NASDAQ: GLOI), with headquarters in New York City, is an integrated provider of risk mitigation and management services to government entities, FORTUNE 1000 corporations and high net-worth and high-profile individuals throughout the world. We enable clients to identify, assess and prevent natural and man-made threats to the well-being of individuals and the operations of governments and corporations. In addition, we assist our clients in recovering from the damages or losses resulting from the occurrence of acts of terror, natural disasters, fraud and other risks.  Additional information is available at www.globaloptionsgroup.com.

Bode Technology Group
Bode Technology Group serves the U.S. and international law enforcement and identification markets and is unique in providing both state-of-the-art human DNA analysis and innovative DNA collection products. The range of Bode's services include diverse offerings such as high-throughput DNA testing services, case work analysis, missing person identification, CODIS databanking of convicted offenders or arrestees, private databanking, as well as paternity and non-forensic identification. Our patented DNA collection systems are in use worldwide for collections of DNA from convicted offenders and arrestees, from crime scenes, as well as from parents and children for genealogy and identification services. Our analysts and our research and development teams are constantly looking for better ways to bring previously unused approaches and technologies into the labs for routine use for analysis of challenging samples - be it bones or aged, decayed tissue. On the strength and experience of our research and development teams and casework analysts, Bode is able to offer worldwide DNA analysis services, consulting, training, and validation services on a customized basis. Additional information is available at www.bodetech.com.

LSR Acquisition Corp.
LSR Acquisition Corp. is a privately-held company based in New York that was founded by Anthony Lanza, whose father Frank Lanza was a founder of L-3 Communications. LSR, upon the closing of the Bode acquisition, intends to operate three business segments serving commercial and government clients:  Security and Intelligence (through Guidepost Solutions LLC), Identity Solutions (through The Bode Technology Group), and Situational Awareness. (through 3DRS International, Inc.). Guidepost Solutions LLC, which purchased SafirRosetti in April 2010, is currently headed by Bart Schwartz, the founder of Decision Strategies and former Chief of the Criminal Division of the Southern District of New York, and Joe Rosetti , the cofounder of SafirRosetti and former Vice Chairman of Kroll Associates. It is expected that upon the consummation of the Bode acquisition, Mr. Schwartz will serve as LSR's Chariman of the Board and CEO while Mr. Rosetti will be a Vice Chairman of LSR.

Statements in this press release regarding the company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. The company wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1994, and as such, speak only as of the date made. To the extent the content of this press release includes forward-looking statements, they involve various risks and uncertainties including the successful integration of acquired businesses and revenue run rates.

Certain of these risks and uncertainties will be described in greater detail in GlobalOptions Group's filings with the Securities and Exchange Commission. GlobalOptions Group is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

In connection with the proposed transaction, the Company will file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the SEC’s website at www.sec.gov. The proxy statement and such other documents may also be obtained for free from the Company by directing such request to the Company at 75 Rockefeller Plaza, 27th Floor, New York, New York 10019, Attention: Chief Financial Officer, or by telephone at (212) 445-6262.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Certain executive officers and directors of the Company have interests in the transaction that may differ from the interests of shareholders generally, including without limitation acceleration of vesting of stock options, restricted stock and restricted stock units, and other benefits conferred under employment agreements. These interests will be described in the proxy statement when it becomes available. Information concerning the interests of the Company’s participants in the solicitation is set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the proxy statement relating to the transaction when it becomes available.